Exhibit 99.1


                   [Independence Community Bank Corp. Logo]


                                                                 PRESS RELEASE
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                                195 Montague Street - Brooklyn, New York 11201


               Independence Community Bank Corp. Presents at
 New York Society of Security Analysts Banking Conference; Confirms Consensus
                              Earnings Estimate


BROOKLYN, N.Y., Dec. 16 -- Independence Community Bank Corp. (Nasdaq: ICBC), announced today that its Chief Executive Officer, Alan H. Fishman, was a featured speaker at The New York Society of Security Analysts ("NYSSA") 4th Annual Banking Conference on Thursday, December 12, 2002. The PowerPoint presentation used at the presentation is available at the Company's web site at http://investor.myindependence.com.

The Company's presentation included among other things, a discussion of its operations, including its commercial real estate, business banking, and consumer banking divisions, corporate objectives, 2002 financial performance
and the current business environment.   Mr. Fishman discussed in particular
the Company's continued expansion of its multi-family lending operations, including its unique arrangement with Fannie Mae, and its increased involvement in mortgage warehouse lending. Mr. Fishman indicated that the Company's level of mortgage warehouse lines has increased substantially since September 30, 2002 at which time the Company had $486.4 million of such lines outstanding.

Mr. Fishman also stated that management is comfortable with current earnings consensus First Call estimate of $2.25 per diluted share for the fiscal year ended December 31, 2002. He indicated that the Company is estimating 2002 fiscal year earnings per diluted share of between $2.24 and $2.26. Although this forecast reflects management's best estimate at this time, it may be affected by factors that are not currently known to the Company or are outside its control. Furthermore, the forecast is subject to the disclaimers regarding forward-looking statements set forth at the end of this news release.

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Independence Community Bank Corp. is the holding company for Independence
Community Bank. The Bank, originally chartered in 1850, currently operates 73 full service branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau, Suffolk and Westchester Counties and northern New Jersey. The Bank has three key business divisions: Commercial Real Estate Lending, Consumer Banking and Business Banking. The Bank maintains its community orientation by offering the urban communities in which it operates, a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank's web address is www.myindependence.com

     Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income; competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows, real estate values, the levels of non-interest income and the amount of loan losses as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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          Contact: Kathleen Hanrahan              John B. Zurell
                   First Vice President           Chief Financial Officer
                   (718) 722-5400                 (718) 722-5420


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